As filed with the Securities and Exchange Commission on October 14, 2022

No. 333-239369

No. 333-254872

No. 333-263206

No. 333-266601

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to FORM S-8 REGISTRATION STATEMENT No. 333-239369

Post-Effective Amendment No. 1 to FORM S-8 REGISTRATION STATEMENT No. 333-254872

Post-Effective Amendment No. 1 to FORM S-8 REGISTRATION STATEMENT No. 333-263206

Post-Effective Amendment No. 1 to FORM S-8 REGISTRATION STATEMENT No. 333-266601

UNDER

THE SECURITIES ACT OF 1933

FORMA THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1657129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 North Beacon Street, Suite 501

Watertown, MA 02472

(617) 679-1970

(Address of registrant’s principal executive offices)

Forma Therapeutics Holdings, Inc. 2019 Stock Incentive Plan

Forma Therapeutics Holdings, Inc. 2020 Stock Option and Incentive Plan

Forma Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan

Forma Therapeutics Holdings, Inc. Inducement Non-Qualified Stock Option Agreements

Forma Therapeutics Holdings, Inc. Inducement Restricted Stock Unit Agreements

(Full titles of the plans)

Ulrich Christian Otte

President

300 North Beacon Street, Suite 501

Watertown, MA 02472

(617) 679-1970

(Name, address and telephone number of agent for service)

Copies To:

William H. Aaronson

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statements of Forma Therapeutics Holdings, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement No. 333-239369, registering 7,963,338 shares of common stock of the Company, par value $0.001 (“Shares”), issuable pursuant to the Forma Therapeutics Holdings, Inc. 2019 Stock Incentive Plan, the Forma Therapeutics Holdings, Inc. 2020 Stock Option and Incentive Plan, and the Forma Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2020;

•

Registration Statement No. 333-254872, registering 2,364,496 Shares, issuable pursuant to the Forma Therapeutics Holdings, Inc. 2020 Stock Option and Incentive Plan, and the Forma Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan, filed with the Commission on March 30, 2021;

•

Registration Statement No. 333-263206, registering 2,370,436 Shares, issuable pursuant to the Forma Therapeutics Holdings, Inc. 2020 Stock Option and Incentive Plan, and the Forma Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan, filed with the Commission on March 2, 2022; and

•

Registration Statement No. 333-266601, registering 295,000 Shares, issuable pursuant to the Forma Therapeutics Holdings, Inc. Inducement Non-Qualified Stock Option Agreements, and the Forma Therapeutics Holdings, Inc. Inducement Restricted Stock Unit Agreements, filed with the Commission on August 5, 2022.

On October 14, 2022, pursuant to the Agreement and Plan of Merger, dated August 31, 2022, among the Company, Novo Nordisk A/S, a Danish aktieselskab ( “Novo”), and NNUS New Dev, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Novo (“Purchaser”), Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving company of the Merger and a wholly-owned indirect subsidiary of Novo.

In connection with the Merger, the offerings of securities pursuant to the Registration Statements have been terminated. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statements which remain unsold at the termination of the offerings, the Company hereby removes from registration all Shares registered under the Registration Statements that remain unsold as of the date of these post-effective amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, on October 14, 2022.

Forma Therapeutics Holdings, Inc.

By:	/s/ Ulrich Christian Otte
Name: Ulrich Christian Otte
Title: President

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.